UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 19, 2001

                       e.NVIZION COMMUNICATIONS GROUP LTD.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                  0-15992                        84-1031311
(State or other jurisdiction      (Commission                   (IRS Employer
       of incorporation)           File Number)              Identification No.)


600 17th Street, Suite 950 South, Denver Colorado                   80202
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (303) 885-3303


                                OTC America, Inc.
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

     On March 19, 2001 e.NVIZION COMMUNICATIONS LTD., a New York corporation, a subsidiary of e.NVIZION COMMUNICATIONS GROUP LTD., a Colorado corporation completed a stock purchase agreement with E-ZNet Incorporated, a New York corporation. Pursuant to the agreement e.NVIZION COMMUNICATIONS LTD. exchanged all of the outstanding common stock of E-ZNet Incorporated for 8,884,500 shares of e.NVIZION COMMUNICATIONS LTD.'s common and preferred stock. E-ZNet Incorporated is an internet service provider with 11,000 customers located in upstate New York.

Item 7(c). Exhibits

     (a) Financial Statements of Businesses Acquired. The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, the required financial statements will be filed as soon as practicable, but not later than sixty days after the date this Form 8-K is required to be filed.

     (b) Pro Forma Financial Information. The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than sixty days after the date this Form 8-K is required to be filed.

     (c) Exhibits.

     10.1 Stock Purchase Agreement by and between e.NVIZION COMMUNICATIONS LTD and the Shareholders of E-ZNet Incorporated.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 18, 2001                     e.NVIZION COMMUNICATIONS GROUP LTD.


                                          By: /s/ Randy Phillips
                                          --------------------------------------
                                          Randy Phillips, Chairman of the Board
                                          and Chief Executive Officer